UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2012

PEOPLE’S LIBERATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015

(Address of Principal Executive Offices/Zip Code)

(213) 745-2123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Entry into Securities Purchase Agreement

On February 2, 2012, People’s Liberation, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with TCP WR Acquisition, LLC (“TCP”). Pursuant to the Purchase Agreement, the Company agreed to sell Debentures, Warrants and Series A Preferred Stock to TCP, as further described below.

The first of two closings of the financing occurred on February 3, 2012. At the first closing, the Company sold to TCP $3,000,000 in principal amount of Debentures, issued to TCP a Warrant to purchase 3,428,571 shares of Common Stock and issued to TCP 3,000 shares of Series A Preferred Stock.

The second closing of the financing is scheduled to occur on February 22, 2012. At the second closing, the Company agrees to sell to TCP a minimum of $11,000,000 and up to a maximum of $11,500,000 in principal amount of Debentures and issue to TCP additional Warrants and Preferred Stock. The second closing is subject to customary closing conditions.

The Purchase Agreement provides TCP with piggyback registration rights with respect to TCP’s shares of common stock, requires the Company to seek approval from its stockholders to amend the Company’s certificate of incorporation to increase the authorized number of shares of the Company’s Common Stock to at least 300 million, requires the Company to pay TCP at the second closing a fee of 2.5% of the aggregate subscription amounts plus all legal and other fees and expenses incurred by TCP in connection with the Purchase Agreement, and requires the Company to pay TCP an annual monitoring fee of $250,000 at the second closing and on each one year anniversary of such date so long as TCP has the right under the Stockholders Agreement to nominate one or more directors to the Company’s Board.

In addition, the Purchase Agreement contains negative covenants that prohibit the Company and its subsidiaries from taking certain actions without TCP’s prior consent until the later of February 3, 2014 and the date that TCP’s beneficial ownership of Common Stock is less than 40% of the Company’s fully diluted Common Stock. The negative covenants apply to, with certain exceptions, issuing debt or equity securities; acquiring assets or equity interests of third parties, disposing of assets or equity interests of subsidiaries, entering into joint ventures, or engaging in other types of mergers and acquisitions transactions; paying or declaring dividends; settling litigation; entering into transactions with affiliates; dissolving or commencing bankruptcy proceedings; or changing the Company’s principal lines of business.

As a condition to TCP’s obligations under the Purchase Agreement, Colin Dyne entered into a lock-up agreement precluding Mr. Dyne from disposing of any of his shares of Common Stock or other equity securities of the Company until July 31, 2012.

Description of Debentures

Pursuant to the terms of the Purchase Agreement, the Company agrees to sell a minimum of $14,000,000 and up to a maximum of $14,500,000 in principal amount of Variable Rate Senior Secured Convertible Debentures (the “Debentures”), convertible into shares of common stock of the Company, $0.001 par value per share (“Common Stock”), at an initial conversion price of $0.175 per share (the “Conversion Price”). The Debentures have an interest rate of LIBOR, and in the event payment on the Debentures is accelerated as a result of an event of default, the rate of interest will increase to the lesser of 18% per annum or the maximum amount permitted under applicable law. Interest on the Debentures is payable, at the Company’s option, in cash or in Common Stock upon conversion of a Debenture (with respect to the principal amount then being converted) and on their maturity date. The Debentures are payable on or before January 31, 2015 and a Debenture may not be prepaid without the consent of the holder of the Debenture.

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At any time after their issuance, the Debentures are convertible at the Conversion Price into shares of Common Stock at the option of a Debenture holder. On the maturity date, the Company may, in whole or in part, convert the then outstanding principal amount of each Debenture into shares of Common Stock at the Conversion Price. The Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Conversion Price is also subject to adjustment in the event (i) the Company incurs costs in excess of a specified amount in connection with the wind-down of its wholesale and retail businesses and, (ii) in certain circumstances, in the event a non-appealable monetary judgment is entered by a court against the Company, its subsidiaries or their assets for more than $1,250,000 (except to the extent covered by insurance) relating to events or circumstances arising prior to February 3, 2012.

Description of Subsidiary Guarantee and Security Agreement

At the first closing of the financing, the Company’s subsidiaries, Versatile Entertainment, Inc. (“Versatile”), Bella Rose, LLC (“Bella Rose”), William Rast Sourcing, LLC (“William Rast Sourcing”), William Rast Licensing, LLC (“William Rast Licensing”) and William Rast Retail, LLC (“William Rast Retail”), executed a Subsidiary Guarantee in favor of TCP pursuant to which such subsidiaries guarantee the Company’s obligations under the Debentures (the “Subsidiary Guarantee”). In addition, the Company and the above mentioned subsidiaries entered into a security agreement (the “Security Agreement”) with TCP pursuant to which such parties granted to TCP a first priority security interest in all of their assets to secure the Company’s obligations under the Debentures and such subsidiaries’ obligations under the Subsidiary Guarantee.

Description of Warrants

In connection with the sale of the Debentures, the Company agreed to issue to TCP warrants to purchase a number of shares of Common Stock equal to 20% of the aggregate number of shares of Common Stock issuable upon conversion of the Debentures (the “Warrants”). The Warrants are exercisable immediately after issuance and have a term of five years. The Warrants may be exercised at an initial exercise price per share of $0.175, which is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

Description of Series A Preferred Stock

Also in connection with the sale of the Debentures, the Company agreed to issue one share of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), for every $1,000.00 of principal amount of Debentures purchased by TCP. The Series A Preferred Stock is designed to give holders of the Debentures certain voting rights while the Debentures remain outstanding. The rights, preferences, privileges and restrictions of the Series A Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”) described in Item 5.03 of this Current Report on Form 8-K.

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Description of Stockholders Agreement

At the second closing of the financing, the Company, TCP and Colin Dyne, the Company’s Chief Executive Officer and a director, intend to enter into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which:

•	Following the second closing, the board of directors of the Company (the “Board”) shall initially be comprised of six (6) directors and the initial persons serving on the Board shall be William Sweedler and Colin Dyne, who shall serve as Class I Directors, Matthew D. Eby and Susan White, who shall serve as Class II Directors, and Richard Gersten and Alvin Gossett, who shall serve as Class III Directors. William Sweedler also will serve as Chairman of the Board. The maximum size of the Board shall not be increased to greater than seven (7) directors except with the consent of Mr. Dyne and TCP.
•	In connection with any director nominees to be submitted to holders of Common Stock for election at a stockholders’ meeting, TCP shall have the right to nominate a number of nominees for director such that the number of directors that will be serving on the Board (determined immediately following the election of directors and assuming that the director nominees designated by TCP are elected to the Board) that have been appointed or nominated by TCP equals three.
•	In connection with any director nominees to be submitted to holders of Common stock for election at a stockholders’ meeting, a committee of the Company’s Board comprised solely of directors then serving on the Board who were not nominated or appointed by TCP (the “Special Committee”), acting by majority vote, shall have the right to nominate a number of nominees for director such that the number of directors that will be serving on the Board (determined immediately following the election of directors and assuming that the director nominees designated by the Special Committee are elected to the Board) that have been nominated by the Special Committee or who were serving on the Board prior to the closing of the financing equals three.
•	All board nominees other than those described above, if any, to be presented to the Company’s stockholders for election will be designated by the full Board, acting by majority vote.
•	TCP and Dyne agree to vote all of their Common Stock and voting Preferred Stock, and to take all other necessary or desirable actions within such stockholder’s control, and the Company agrees to take all necessary and desirable actions within its control, to cause the election, removal and replacement of directors and members of committees as described in the Stockholders Agreement, including by voting all of such stockholder’s shares of Common Stock and voting Preferred Stock for the election of the Board’s nominees for director.
•	Mr. Dyne will provide TCP with a right of first refusal with respect to any shares of the Company’s voting securities that Mr. Dyne proposes to sell in a negotiated transaction.
•	TCP will provide Mr. Dyne with a tag-along right, providing Mr. Dyne with the right to sell his shares of the Company’s voting securities in a transaction where TCP is selling its shares of the Company’s voting securities.
•	The Company will agree to provide TCP with a preemptive right, pursuant to which TCP will have the right, subject to certain exceptions set forth in the Stockholders Agreement, to acquire in a subsequent issuance of securities by the Company a number of offered securities that will allow TCP to maintain its percentage ownership of the Company’s voting securities.

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Item 1.02 Termination of a Material Definitive Agreement

The proceeds received from the first closing of the financing were used in part to repay the following indebtedness of the Company and its subsidiaries:

Rosenthal Indebtedness

All indebtedness owed by William Rast Sourcing under its factoring facility with Rosenthal & Rosenthal. In connection with the repayment, the following agreements were terminated: (i) Factoring Agreement effective as of October 7, 2010 by and between Rosenthal & Rosenthal, Inc. and William Rast Sourcing; (ii) Inventory Security Agreement effective as of October 7, 2010 by William Rast Sourcing in favor of Rosenthal & Rosenthal, Inc.; (iii) Assignment Agreement effective as of October 7, 2010 by and between William Rast Licensing and Rosenthal & Rosenthal, Inc.; and (iv) guarantees of the Company, Bella Rose, Versatile and Colin Dyne in favor of Rosenthal.

Mobility Indebtedness

All indebtedness owed by William Rast Licensing to Mobility Special Situations I, LLC (“Mobility”), pursuant to that certain promissory note in the original aggregate principal amount of $750,000 issued to Mobility. Prior to its repayment, the promissory note was secured by the assets of William Rast Licensing and was guaranteed by the Company, William Rast Sourcing, William Rast Retail, Bella Rose and Versatile. In connection with the repayment, the following agreements were terminated (other than with respect to obligations that survive the termination of such agreements): (i) the Promissory Note entered into on August 13, 2010 by William Rast Licensing in favor of Mobility; (ii) Borrower Security Agreement entered into on August 13, 2010 by William Rast Licensing in favor of Mobility; (iii) Guarantor Security Agreement entered into on August 13, 2010 by People’s Liberation, Versatile, Bella Rose, William Rast Sourcing and William Rast Retail in favor of Mobility; (iv) Guaranty dated August 13, 2010 granted in favor of Mobility by People’s Liberation, Versatile, Bella Rose, William Rast Sourcing and William Rast Retail. Mobility is an entity owned in part by Mark Dyne, the brother of the Company’s Chief Executive Officer, Colin Dyne, and New Media Retail Concepts, LLC, an entity owned by Gerard Guez, a significant beneficial owner of the Company’s Common Stock.

Monto Indebtedness

All indebtedness owed by William Rast Licensing to Monto Holdings (Pty) Ltd. (“Monto”), pursuant to that certain promissory note in the original aggregate principal amount of $1,000,000. Prior to its repayment, the promissory note was secured by the assets of William Rast Licensing and was guaranteed by the Company, William Rast Sourcing, William Rast Retail, Bella Rose, and Versatile. In connection with the repayment, the following agreements were terminated (other than with respect to obligations that survive the termination of such agreements): (i) the Promissory Note entered into on August 18, 2011 by William Rast Licensing in favor of Monto; (ii) Borrower Security Agreement entered into on August 18, 2011 by William Rast Licensing in favor of Monto; (iii) Guarantor Security Agreement entered into on August 18, 2011 by People’s Liberation, Versatile, Bella Rose, William Rast Sourcing and William Rast Retail in favor of Monto; (iv) Guaranty dated August 18, 2011 granted in favor of Monto by People’s Liberation, Versatile, Bella Rose, William Rast Sourcing and William Rast Retail.

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Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our issuance of Debentures, Warrants and Series A Preferred Stock, which disclosure is incorporated herein by this reference.

In connection with the financing, TCP represented to us that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that TCP is receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

Item 5.01 Changes in Control of Registrant

Reference is made to the Purchase Agreement and the other transaction documents entered into in connection therewith, and the transactions consummated pursuant thereto, including the issuance of the Series A Preferred Stock, Debentures and Warrants to TCP, as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 5.01 by this reference.

Pursuant to the Purchase Agreement, at the first closing we issued to TCP a Warrant to purchase 3,428,571 shares of Common Stock and 3,000 shares of Series A Preferred Stock. At the second closing, the Company will issue up to an additional 11,500 shares of Series A Preferred Stock to TCP and Warrants to purchase up to 13,142,857 shares of Common Stock.

As further described below, the holders of Series A Preferred Stock vote together as a single class with the holders of Common Stock on all matters requiring approval of the holders of Common Stock, except that each share of Preferred Stock is entitled to 5,714 votes. Therefore, after the first closing, TCP has the right to vote an equivalent of 17,142,000 shares of the Company’s Common Stock and after the second closing (assuming TCP makes an additional investment of $11,500,000.00), TCP will have the right to vote 82,853,000 shares of the Company’s Common Stock (which excludes any shares obtained upon exercise of the warrants). This represents 32.3% and 69.7% of the Company’s outstanding voting securities immediately after the first closing and second closing, respectively. The issuance of the securities to TCP in the financing will allow TCP to significantly influence (after the first closing) and control (after the second closing) all matters submitted for approval to the holders of Common Stock.

At the second closing, the Company, TCP and Mr. Dyne will enter into the Stockholders Agreement, the terms of which are described in Item 1.01 of this Form 8-K. Notwithstanding TCP’s anticipated ownership of up to 69.7% of the Company’s outstanding voting securities immediately after the second closing, TCP will agree in the Stockholders Agreement to limit to three, out of an initial total of six directors, the number of directors TCP has the right to nominate for election to the Board. A Special Committee of the Board comprised solely of directors then serving on the Board who were not nominated or appointed by TCP shall have the right to nominate the other three directors. If the size of the Board is increased to seven directors, the additional director will be appointed to the Board by a majority vote of the entire Board of Directors. Consequently, pursuant to the Stockholders Agreement, and notwithstanding TCP’s ownership of a majority of our voting securities, TCP will not have the right to elect a majority of the directors serving on the Board.

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Item 3.03 Material Modification to Rights of Security Holders

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our issuance of Series A Preferred Stock. On February 3, 2012, we amended our certificate of incorporation by creating a new series of preferred stock designated Series A Preferred Stock, by filing with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock. The Certificate of Designation sets forth the rights, preferences, privileges and restrictions of the Series A Preferred Stock, which include the following:

•	The authorized number of shares of Series A Preferred Stock is 19,400, having a par value $0.001 per share and a stated value of $1,000.00 per share (“Stated Value”).
•	Holders of Series A Preferred Stock are not entitled to dividends or any liquidation preference.
•	Series A Preferred Stock may only be transferred by a holder of such stock to a transferee if such transfer also includes a transfer to the transferee of $1,000.00 in principal amount of Debentures for each one share of transferred Series A Preferred Stock.
•	The holders of Series A Preferred Stock vote together as a single class with the holders of Common Stock on all matters requiring approval of the holders of Common Stock, except that each share of Preferred Stock is entitled to 5,714 votes per share (which is the number of shares of Common Stock a Debenture holder would receive if it converted $1,000.00 in principal amount of Debentures into Common Stock at a conversion price of $0.175), which number of votes per share is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions relating to the Company’s Common Stock.
•	As long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of such holders, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.
•	Upon conversion of the principal amount of a Debenture, in whole or in part, into shares of Common Stock or upon the repayment of the principal amount of a Debenture, in whole or in part, by the Company, the Company has the right to and will redeem from the Debenture holder at a price of $0.001 per share, a number of shares of Series A Preferred Stock determined by dividing (i) the outstanding principal amount of the Debenture that has been repaid or converted into Common Stock, as applicable by (ii) the Stated Value.

The Certificate of Designation is attached hereto as Exhibit 3.1.

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Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit
	Number	Description

	3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLE’S LIBERATION, INC.

Date: February 8, 2012	By:	/s/ Colin Dyne
Colin Dyne, Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock.

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